As filed with the Securities and Exchange Commission on June 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amdocs Limited

(Exact Name of Registrant as Specified in Its Charter)

Guernsey	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hirzel House, Smith Street

St. Peter Port, Guernsey, GY1 2NG

Telephone: (+44) 1481 728444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

c/o Matthew E. Smith Amdocs, Inc. 1390 Timberlake Manor Parkway

Chesterfield, Missouri 63017 Telephone: 314-212-8328

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Amdocs Limited

DEBT SECURITIES

We may offer debt securities from time to time. Specific terms of these securities will be provided in supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable supplement, as well as the documents incorporated herein and therein, carefully before you invest.

Investing in these debt securities involves certain risks. See “Risk Factors” on page 4 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We may offer and sell these debt securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement. This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Guernsey Financial Services Commission nor the States of Guernsey take any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this prospectus you should consult your accountant or legal, professional or financial adviser. The directors of the Company have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the prospectus, whether facts or of opinion. All the directors of the Company accept responsibility accordingly. It should be remembered that the price of securities and the income from them can increase or decrease.

The date of this prospectus is June 15, 2020

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Unless otherwise noted or the context otherwise requires, references to “Amdocs,” “we,” “our,” “us” and the “Company” refer to Amdocs Limited and its consolidated subsidiaries, except where the context requires that such terms refer to Amdocs Limited only.

ii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements (within the meaning of the United States federal securities laws) that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as “expect,” “anticipate,” “believe,” “seek,” “estimate,” “project,” “forecast,” “continue,” “potential,” “should,” “would,” “could” and “may,” and other words that convey uncertainty of future events or outcome. Statements that we make in this prospectus, including the documents incorporated by reference herein, that are not statements of historical fact also may be forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict or over which we have no control. You should not place undue reliance on forward-looking statements. Although we may elect to update forward-looking statements in the future, we disclaim any obligation to do so, even if our assumptions and projections change, except where applicable law may otherwise require us to do so. You should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of the filing of this prospectus.

Important factors that may affect these projections or expectations include, but are not limited to: changes in the overall economy; the duration and severity of the COVID-19 (coronavirus) pandemic, and its impact on the global economy; changes in competition in markets in which we operate; changes in the demand for our products and services; consolidation within the industries in which our customers operate; the loss of a significant customer; changes in the telecommunications regulatory environment; changes in technology that impact both the markets we serve and the types of products and services we offer; financial difficulties of our customers; losses of key personnel; difficulties in completing or integrating acquisitions; litigation and regulatory proceedings; and acts of war or terrorism. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended September 30, 2019 and in our Report on Form 6-K filed on May 18, 2020, in each case, incorporated by reference into this document.

iii

Amdocs Limited

Amdocs Limited was incorporated as a non-cellular company limited by shares under the laws of Guernsey in 1988. Since 1995, Amdocs Limited has been a holding company for the various subsidiaries that conduct our business on a worldwide basis. Our global business is providing software and services solutions to leading communications and media companies in North America, Europe and the rest of the world.

We are a leading provider of software and services for more than 350 communications, Pay TV, entertainment and media industry and other service providers in developed countries and emerging markets. Our customers include some of the largest telecommunications companies in the world (including America Movil, AT&T, Bell Canada, Singtel, Sprint, Telefonica, Telstra, T-Mobile and Vodafone), as well as cable and satellite providers (including Altice USA, Charter, Comcast, DISH, J:COM, Rogers Communications and Sky), small to midsized communications businesses and mobile virtual network enablers/mobile virtual network operators and directory publishers and other providers of media and other services. We also have technology and distribution ties to more than 1,400 content owners and over 800 video service providers worldwide, including Verizon, Turner and Warner Bros, to bring premium content to viewers on any screen, device or platform.

Our business is conducted on a global basis. We maintain development and support facilities worldwide, including Brazil, Canada, Cyprus, India, Ireland, Israel, Mexico, the Philippines, the United Kingdom and the United States and have operations in North America, Europe, Israel, Latin America, Africa and the Asia-Pacific region.

The foregoing information about us is only a general summary and is not intended to be comprehensive. You can find a more detailed description of our business and recent transactions in our Annual Report on Form 20-F for the fiscal year ended September 30, 2019, which is incorporated by reference into this prospectus.

Our registered office is Hirzel House, Smith Street, St. Peter Port, Guernsey, GY1 2NG, and the telephone number at that location is +44-1481-728444.

We maintain a website at www.amdocs.com where general information about us is available. The information on or accessible through our interest site is not incorporated by reference into, and is not made a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

As required under the U.S. Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement on Form F-3 relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement and incorporates by reference important business and financial information about us which is not included in or delivered with this prospectus. Whenever a reference is made in this prospectus or the applicable prospectus supplement to a contract or other document of ours, please be aware that the reference is only to a summary and that you should refer to the exhibits that are a part of the registration statement or that we otherwise filed with the SEC for a copy of the contract or other document.

We file annual and other reports and information with the SEC in accordance with the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is an important part of this prospectus and should be read with the same care. When we add to or update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information contained in or incorporated by reference into this prospectus is considered to be automatically updated and, where applicable, superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 20-F for the year ended September 30, 2019; and

(b)	Our Reports on Form 6-K filed with the SEC on February 3, 2020 and May 18, 2020.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing to Matthew E. Smith at Amdocs Limited, c/o Amdocs, Inc., 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017 or by calling at 314-212-8328.

ENFORCEABILITY OF U.S. LAWS

We are a non-cellular company limited by shares incorporated under the laws of Guernsey and a majority of our directors and executive officers are not citizens or residents of the United States. A significant portion of our assets and the assets of those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process upon us within the United States or upon such persons outside their jurisdiction of residence.

Subject to the specific facts of a matter, the Guernsey courts would generally recognize any final and conclusive judgment under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) obtained against the Company in the courts of jurisdiction to which the Judgments (Reciprocal Enforcement) (Guernsey) Law, 1957 does not apply, such as the United States, if deemed to have jurisdiction, in respect of the relevant matter in accordance with the principles of private international law as applied by Guernsey law and such judgment would be sufficient to form the basis of proceedings in the Guernsey courts for a claim for liquidated damages in the amount of such judgment. In such proceedings, the Guernsey courts would not re-hear the case on its merits save in accordance with the principles of private international law that form part of the laws of Guernsey or are otherwise applied by the Guernsey courts in respect of matters of Guernsey law.

RISK FACTORS

Investing in our debt securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, in our then most recent Annual Report on Form 20-F, “Part II—Item 3—Risk Factors” in our report on Form 6-K filed with the SEC on May 18, 2020 and any updates to those risk factors in our future filings, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture, to be entered into between us and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee, the form of which is attached as an exhibit to the registration statement to which this prospectus relates. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.

The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Report on Form 6-K or a post-effective amendment to the registration statement to which this prospectus relates.

The statements herein relating to the debt securities and the indenture are summaries and are subject to and qualified in its entirety by reference to the detailed provisions of the debt securities and the indenture. The descriptions set forth in this prospectus do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, defines your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in the indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Amdocs” and the “Company” refer solely to Amdocs Limited and not to any of our subsidiaries.

General

We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, any specific subordination provisions applicable thereto;

•	whether the debt securities will be convertible into or exchangeable for our common stock or other securities and the terms and conditions governing such exchange or conversion;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;

•

the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which that interest shall accrue, the interest payment dates on which that interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	if other than U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;

•

if applicable, the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•

any events of default, if different from the existing events of default under the indenture described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance and/or legal defeasance;

•	the trustee, if different from the existing trustee under an indenture;

•

any addition to, or modification of, any covenants set forth in the indenture with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series.

Unless otherwise specified in any applicable prospectus supplement, when we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities in global form registered in the name of the nominee of The Depository Trust Company (“DTC”).

The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, the indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP, ISIN or other identifying number, as applicable. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the continental United States where we will pay the principal of, and any premium and interest on, the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the corporate trust office of the trustee for this purpose.

Ranking

Unless otherwise specified in any applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of debt securities. Each series of debt securities that is unsecured will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness. The debt securities will not be guaranteed by any of our subsidiaries, and, as a result, will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our existing and future subsidiaries, which are separate legal entities from us and have no obligation to pay any amounts due pursuant to the debt securities or make funds available for such purpose.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in an applicable prospectus supplement. However, the indenture will not significantly limit our operations. In particular, the indenture will not:

•	limit the amount or frequency of dividends that we can pay;

•	limit the amount of debt securities that we may issue from time to time;

•	limit the number of series of debt securities that we may issue from time to time;

•	limit or otherwise restrict the amount of indebtedness which we or our subsidiaries may incur; or

•

contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•

either we are the continuing person or the successor person (if not us) is a corporation, limited liability company or other entity that pursuant to a supplemental indenture to the indenture expressly assumes all of our obligations under the indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the indenture and the debt securities issued and outstanding thereunder;

•	immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with the indenture and, with respect to such opinion of counsel, that such supplemental indenture (if any) is authorized or permitted by the indenture and is the legal, valid and binding obligation of such successor person.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or convey, transfer or lease all or any part of its properties or assets to us or any of our subsidiaries.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, with the same effect as if it or they had been named in the indenture and the debt securities as us and we shall be relieved of any further obligations under the indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

Reports

Under the indenture, we will be required to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed or furnished by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time those documents are filed via the EDGAR system or such successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indenture (as to which the trustee is entitled to rely conclusively upon officers’ certificates). The trustee shall have no liability whatsoever to determine whether any financial information has been filed or posted by us on the EDGAR system (or any successor system) or have any duty to monitor or determine whether we have delivered the reports described hereunder or otherwise complied with our obligations under this “—Certain Covenants—Reports”.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:

•	default in the payment of any installment of interest on that series of debt securities when due and payable, and the continuance of that default for 30 days;

•	default in the payment of the principal of, or any premium on, that series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•

failure to observe or perform any covenant or agreement in the indenture in respect of the debt securities of that series, which failure continues for 90 days after receipt of written notice to us from the trustee or to us and the trustee from the holders of at least 25% of the outstanding aggregate principal amount of that series of debt securities as provided in the indenture, in each case, requiring us to remedy the same;

•

(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $100 million or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million, without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of then outstanding debt securities of that series (including any additional debt securities); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

•	specified events relating to the bankruptcy, désastre, insolvency, reorganization or receivership of us.

If an event of default arising from specified events of the bankruptcy, désastre, insolvency, reorganization or receivership of us occurs with respect to a series of debt securities, the principal amount of all outstanding debt securities of that series will become due and payable immediately, without further action or notice on the part of the holders of the debt securities of that series or the trustee.

If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of debt securities will become immediately due and payable.

However, at any time after a declaration declaring the principal amount of a series of debt securities to be due and payable immediately has been made or any series of debt securities shall have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after a responsible officer of the trustee obtains actual knowledge of the occurrence of a default with respect to a series of debt securities, send to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices is in the interests of the holders.

We will furnish the trustee with an annual officers’ certificate certifying as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such indemnity as it may require, to institute that proceeding as trustee, and, within 90 days following the receipt of that notice, request and offer of indemnity, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the outstanding debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:

•	change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•

in the case of any series of subordinated debt securities, modify the subordination provisions of that series of subordinated debt securities in a manner materially adverse to the holders of that series of subordinated debt securities;

•	adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our common stock or other securities in accordance with the terms of such security;

•	reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	make the principal of, and any premium or interest on, any debt security payable in a different currency than that stated in the debt security;

•

reduce the percentage in aggregate principal amount of any series of outstanding debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	change any place of payment where the debt securities or interest thereon is payable;

•	modify the interest rate reset provision of any debt security;

•

impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•

modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in aggregate principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.

In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•	to evidence that another person has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “—Certain Covenants—Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the indenture and in the debt securities issued thereunder;

•

to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•

to conform the terms of any series of debt securities to the description thereof in the applicable prospectus supplement; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

•	to establish the forms or terms of debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indentures under the Trust Indenture Act as then in effect;

•	to provide for the issuance of additional debt securities of any series;

•

to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and those debt securities, and to make all appropriate changes to the indenture for that purpose;

•

to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of any one or more series.

Defeasance of Indenture

We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “—Certain Covenants” in this prospectus and under such other covenants for that series as may be established and specified in the future in accordance with the terms of the indenture and to provide that any event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute an event of default under the indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities issued thereunder, other than (i) your right to receive, solely from the trust fund described below, payment of the principal of and each installment, if any, of principal of and interest on, the outstanding debt of such series on the stated maturity of such principal or installment of principal or interest due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, to pay compensation to, and expenses of, and indemnify, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder (except with respect to provisions that, by their terms, survive), if:

•

either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of that series;

•	we also pay or cause to be paid all other sums then payable under the indenture by us;

•

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such debt securities at maturity or the redemption date, as the case may be;

•	we have delivered an officers’ certificate and an opinion of counsel to the trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subject to applicable law, any monies, U.S. government obligations and foreign government obligations (in the case of debt securities denominated in a foreign currency) deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture will provide that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities of a particular series have concurred in or given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes, except that, in determining whether the trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities that a responsible officer of the trustee has actual knowledge to be so owned shall be so disregarded.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of a Trustee

The trustee may resign under the indenture at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in aggregate principal amount of the then outstanding debt securities of one or more series issued and outstanding under the indenture.

No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law and Consent to Jurisdiction

The indenture and any debt securities issued under the indenture, and any claim, controversy or dispute arising under or related to the indenture and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

We will agree that any legal action or proceeding arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the City of New York and any appellate court thereof, and we have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action or proceeding and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right to any other jurisdiction on account of our present or future place of residence or domicile or for any other reason. We have also agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.

We have appointed Amdocs, Inc., located at 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017, as our agent upon which process may be served in any such action.

Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due into any currency other than U.S. dollars to the fullest extent permitted by law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. Our obligation with respect to any sum due from us to the trustee and the holders of the debt securities shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by the trustee or the holders of the debt securities any sum in such other currency, and only to the extent that the trustee or such holders may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to the trustee or the holders of the debt securities, we will indemnify the trustee and such holders of debt securities against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the trustee or the holders of debt securities, the trustee and the holders of debt securities agree to pay to us an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such person.

FORM OF DEBT SECURITIES, CLEARING AND SETTLEMENT

Book-Entry System

Unless otherwise indicated in an applicable prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the debt securities. Unless otherwise indicated in an applicable prospectus supplement, each series of debt securities will be issued as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of each series of the debt securities, will be issued with respect to each series of the debt securities and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities so long as the debt securities are represented by global security certificates.

Investors may elect to hold interests in the global debt securities through either DTC in the United States, Clearstream Banking S.A. (“Clearstream”) in Luxembourg, or Euroclear Bank S.A./N.V., ( “Euroclear”) in Brussels, Belgium if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the clearance and settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is duly licensed bank incorporated as a société anonyme under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier). Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in over 30 countries through established depositary and custodial relationships. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s US customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear holds securities for participants of Euroclear (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear includes various other services, including credit, custody, securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions with respect to each series of debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Definitive Certificate Form

We will issue debt securities in definitive certificated form in exchange for global securities if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the applicable series of debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of that failure to be registered;

•

we determine at any time that the applicable series of debt securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•

any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the applicable series of debt securities, and that exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under that series of debt securities.

Any global debt security, or portion thereof, that is exchangeable pursuant to the foregoing paragraph will be exchangeable for debt security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debt securities represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the debt securities or the indenture.

All payments on the debt securities represented by the global security certificates and all transfers and deliveries of related debt securities will be made to the depositary or its nominee, as the case may be, as the holder of the debt securities.

Global Security Certificates

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee (in any of its capacities) or any of our respective agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

Global Clearance and Settlement Procedures

Unless otherwise indicated in an applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through

DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

PLAN OF DISTRIBUTION

We may sell the debt securities in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the debt securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such debt securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Underwriters

If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless provided otherwise in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless provided otherwise in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless provided otherwise in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we indicate in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Unless provided otherwise in the applicable prospectus supplement, each series of securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Davis Polk & Wardwell LLP of 450 Lexington Avenue, New York, NY 10017, our U.S. counsel, will pass upon the validity of the offered securities with respect to U.S. Federal law and New York State law. Carey Olsen (Guernsey) LLP of Carey House, Les Banques, St. Peter Port, Guernsey GY1 4BZ, our Guernsey counsel, will pass upon the validity of the offered securities with respect to Guernsey law.

EXPERTS

The consolidated financial statements of Amdocs Limited incorporated by reference in Amdocs Limited’s Annual Report (Form 20-F) for the year ended September 30, 2019, and the effectiveness of Amdocs Limited’s internal control over financial reporting as of September 30, 2019 have been audited by Ernst & Young LLP, of 5 Times Square, New York, New York 10036, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our Articles of Incorporation provide that our directors, officers and other agents will be indemnified by us from and against all liabilities to Amdocs Limited or third parties (including our shareholders) sustained in connection with their performance of their duties, except to the extent prohibited by the Companies (Guernsey) Law, 2008, as amended (the “Companies Law”). Under the Companies Law, Amdocs Limited may not indemnify a director for various excluded liabilities, which are:

•	fines imposed in criminal proceedings;

•	regulatory fines;

•	expenses incurred in defending criminal proceedings resulting in a conviction;

•	expenses incurred in defending civil proceedings brought by Amdocs Limited or an affiliated company in which judgment is rendered against the director; and

•	expenses incurred in unsuccessfully seeking judicial relief from claims of a breach of duty.

In addition to the excluded liabilities listed above, directors may also not be indemnified by us for liabilities to us or any of our subsidiaries arising out of negligence, default, breach of duty or breach of trust of a director in relation to us or any of our subsidiaries. The Companies Law permits Guernsey companies to purchase insurance against such liabilities owing or to third parties for the benefit of directors. We currently maintain such insurance. Judicial relief is available for an officer charged with a neglect of duty if the court determines that such person acted honestly and reasonably, having regard to all the circumstances of the case.

Item 9. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement for Debt Securities

4.1	Form of Indenture, between Amdocs Limited and The Bank of New York Mellon, as Trustee

4.2*	Form of Debt Securities of Amdocs Limited relating thereto

5.1	Opinion of Carey Olsen (Guernsey) LLP, Guernsey legal advisors to Amdocs Limited, as to the validity of the debt securities

5.2	Opinion of Davis Polk & Wardwell LLP, U.S. legal advisors to Amdocs Limited, as to the validity of the debt securities

23.1	Consent of Ernst & Young LLP

23.2	Consent of Carey Olsen (Guernsey) LLP, Guernsey legal advisors to Amdocs Limited (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP, U.S. legal advisors to Amdocs Limited (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature page of this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above

*

To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 15, 2020.

Amdocs Limited

By:	/s/ Matthew E. Smith
Name:	Matthew E. Smith
Title:	Secretary and Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Matthew Smith and Tamar Rapaport-Dagim (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 15, 2020.

Signature	Title	Date

/s/ Shuky Sheffer Shuky Sheffer	Director and President & Chief Executive Officer (Principal Executive Officer)	June 15, 2020

/s/ Tamar Rapaport-Dagim Tamar Rapaport-Dagim	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2020

/s/ Robert A. Minicucci Robert A. Minicucci	Chairman of the Board	June 15, 2020

/s/ Adrian Gardner Adrian Gardner	Director	June 15, 2020

/s/ Eli Gelman Eli Gelman	Director	June 15, 2020

/s/ James S. Kahan James S. Kahan	Director	June 15, 2020

/s/ Yvette Kanouff Yvette Kanouff	Director	June 15, 2020

/s/ Richard T.C. LeFave Richard T.C. LeFave	Director	June 15, 2020

/s/ Giora Yaron Giora Yaron	Director	June 15, 2020

/s/ Rafael de la Vega Rafael de la Vega	Director	June 15, 2020

Signature	Title	Date

/s/ John A. MacDonald John A. MacDonald	Director	June 15, 2020

Authorized Representative

/s/ Matthew Smith Matthew Smith, as duly authorized representative of Amdocs Limited in the United States		June 15, 2020